Exhibit 99.1

Annaly Capital Management, Inc. Expands Board with Election of Eric A. Reeves

March 22, 2021

•Mr. Reeves’ significant legal and private capital expertise will further strengthen Annaly’s ongoing focus on corporate governance and business performance
•Appointment of Mr. Reeves adds further depth to Annaly’s Nominating/Corporate Governance and Corporate Responsibility Committees

NEW YORK -- Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly” or the “Company”) today announced that the Board of Directors of the Company (the “Board”) has elected Eric A. Reeves, Managing Director, Head of Private Capital Investments of Duchossois Capital Management (“DCM”) and General Counsel & Secretary and Chief Administrative Officer of The Duchossois Group (“TDG”), as an independent member of the Board, effective March 19, 2021.

“Eric brings deep legal and private capital expertise, which will further strengthen the skills and experiences represented on our Board and allow him to make an immediate impact to our Nominating/Corporate Governance and Corporate Responsibility Committees,” said Michael Haylon, Chair of Annaly’s Board of Directors. “We are excited to welcome Eric to our Board and look forward to the value he will contribute as the Company delivers on our long-term strategic goals.”

“Annaly has a strong track record of outperformance and I look forward to working with the Board and management team to continue its mission of optimizing risk-adjusted returns through its investments in real estate and corporate lending,” said Mr. Reeves. “I am excited to join the Board of a company that has been proactive and thoughtful about the broader impact of its footprint within society.”

Mr. Reeves has served as Managing Director, Head of Private Capital Investments of DCM since 2017. Mr. Reeves has also served as General Counsel & Secretary of TDG, a family-owned holding company comprised of diversified operating companies and DCM, since 2007 and its Chief Administrative Officer since 2017. Mr. Reeves was formerly a law partner of McDermott, Will & Emery and a corporate attorney at Jones Day. Mr. Reeves serves on the boards of several DCM portfolio companies and funds as well as on the Advisory Board of Ozinga Bros. His civic and philanthropic commitments include trusteeships at Rush University Medical Center and the National Philanthropic Trust. Mr. Reeves is a member of the Henry Crown Fellows at the Aspen Institute and was honored as a Chicago United Business Leader of Color. Mr. Reeves received his B.A. from the University of Michigan and J.D. from the Ohio State University.

Mr. Reeves will stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders for a term of one year. Mr. Reeves has been appointed to the Board’s Nominating/Corporate Governance and Corporate Responsibility Committees.

About Annaly

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.

Forward-Looking Statements

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Contact

Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com